UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported): January 28, 2010

UNITED STATES OIL FUND, LP
(Exact name of registrant as specified in its charter)

Delaware		20-2830691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1320 Harbor Bay Parkway, Suite 145 Alameda, California 94502
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (510) 522-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01.  Other Events

During 2009, a number of published reports alleged that the trading by large, commodity exchange traded vehicles, including the United States Oil Fund, LP (“USO”), had a predictable impact on crude oil futures prices as a result of their large size and the fact that such funds normally publish the dates upon which they will “roll” their portfolios’ holdings. The roll is the process in which a fund like USO sells its current futures contract holdings, typically the nearest contract month to expiration, and replaces them with another futures contract, typically the next nearest month contract to expiration.

These reports alleged that the actions of funds such as USO cause the price of the nearest month contract to decline relative to the price of the next nearest month contract as a result of such funds’ large scale selling of the first contract and simultaneous purchasing of the second contract. As a result, the price difference between the two contracts (the price “spread”), would increase and, if at the time the nearest month contract to expiration was trading at a lower price than the next nearest month contract, a condition referred to in the futures market as “contango” would occur, or if already present would be exacerbated.  (Note: the crude oil futures market was in a contango state during all of 2009). USO’s management notes that these allegations have been made a number of times in reports in the media, but management has not seen any detailed analysis or data that supports consistent increases in the price spread at the time of USO’s roll period as measured over multiple monthly rolls.

USO’s management believes these reports significantly mischaracterize USO’s impact on the market price of crude oil and is providing factual information to rebut these reports. USO in no way intends that the information included in this Form 8-K be considered an “offer” of its units.

USO typically owns the nearest month to expiration light, sweet crude oil futures contracts. When those contracts are two weeks from expiration, USO’s portfolio is rolled by simultaneously selling the nearest month to expiration contract and purchasing the next nearest month to expiration contract. For example, if the August 2009 light, sweet crude oil contracts would expire on July 21st, USO would typically began selling those August contracts on July 7th and would in turn purchase the September 2009 light, sweet crude oil contracts. Currently, USO’s holdings are typically rolled over a four day period. Prior to March of 2009, including January and February 2009, its positions were rolled during one day. USO’s roll dates are published on its website. USO’s current holdings are also published on its website.

Since the end-of-day settlement prices of the futures contracts for light, sweet crude oil as well as USO’s daily holdings and roll schedule are all publicly available, management was able to determine what the price spreads were immediately prior to USO’s roll, what they were during the roll and what they were immediately after the roll was concluded. Since the crude oil futures market was in contango throughout 2009, if USO’s rolls were affecting the prices of crude oil futures contracts, one would expect that the price spreads would have widened as a result of each monthly roll. However, as shown below, this was not the case. Instead, the price spreads actually narrowed half the time.

The table below measures the changes in the spread over the past year in two fashions. The first compares the price spread between the nearest month to expiration contract and the next nearest month to expiration contract on the last day before USO’s roll began and compares it to the average price spread during USO’s roll. The second measurement compares the average price spread between the nearest month to expiration contract and the next nearest month to expiration contract on the four days before USO’s roll began and compares it to the average price spread during USO’s roll.

Number of Months:	Prior Day versus	Average of Prior Four Days
	Average of USO’s Roll	versus Average of USO’s Roll

Price Spread Widened	6	7

Price Spread Narrowed	6	5

In addition, on five of the six occasions where the price spread widened between the last day prior to the roll and the roll itself, the price spread was still wider even after USO’s roll was over. On five of the seven occasions where the price spread widened between the average of the four prior days and the roll itself, the price spread was also still wider after USO’s roll was complete. Management believes that this suggests that other factors, such as inventory storage buildups, were at play in determining the price spread both before, during, and after USO’s roll period.

In sum, management strongly believes that the activities of USO have not systematically and predicatively caused changes in the spread between the price of nearest month to expiration and the next nearest month to expiration crude oil futures contracts as alleged in some published articles. However, due to the nature of these claims about USO and its investing practices, USO’s management believes it has a legitimate concern that the activities of USO could be negatively impacted to the detriment of its thousands of unitholders, unless such claims are publicly refuted.

USO’s management is of the view that the best source of information regarding its investment objective and the risks associated with an investment in USO is USO’s most current prospectus and the periodic reports it files with its regulators, including the Securities and Exchange Commission (“SEC”). Copies of the most current version of the foregoing can be found at USO’s website, www.unitedstatesoilfund.com, or through the SEC on its website, www.sec.gov. Copies are also available on request from USO’s general partner, United States Commodity Funds LLC.  In addition, on a daily basis, USO publishes on its website its holdings and net asset value.

Certain matters discussed in this current report on Form 8-K, including any statements that are predictive in nature or concern future market and economic conditions, our future performance, or our future actions and their expected results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance. We do not have a specific policy or intent of updating or revising forward-looking statements. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Please see our periodic reports and other filings with the SEC for a further discussion of these and other risks and uncertainties applicable to our business.  The forward-looking statements and projections contained in this current report on Form 8-K are excluded from the safe harbor protection provided by Section 21E of the Securities Exchange Act of 1934.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES OIL FUND, LP
	By:	United States Commodity Funds LLC, its general partner
Date: January 28, 2010	By:	/s/ Howard Mah
Name: Howard Mah
Title: Chief Financial Officer